                            DUKE REALTY INVESTMENTS, INC.
                               (an Indiana Corporation)

                               9,500,000 Common Shares

                                 U.S. TERMS AGREEMENT





                                                  September 9, 1997


TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing Suite 1150
     Indianapolis, IN 46240

Attention:     Chairman of the Board of Directors

Ladies and Gentlemen:

               We (the "Representatives") understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 9,500,000 shares of common stock (the "Common Stock") of which 7,600,000 shares of Common Stock are being sold pursuant to this Agreement (such Common Stock being hereinafter referred to as the "Initial U.S. Securities") and 1,900,000 shares of Common Stock are being sold pursuant to the International Terms Agreement (as defined in the U.S. Underwriting Agreement referred to below) dated the date hereof. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below offer to purchase, severally and not jointly, the respective numbers of Initial U.S. Securities set forth below opposite their respective names, and a proportionate share of U.S. Option Securities (as defined in the U.S. Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.


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                                                               Number of Shares
                                                                     of Initial
Underwriter                                                     U.S. Securities
- -----------                                                     ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated . . . . . . . . . . . . . . . . . . . . . . . .1,060,000
BT Alex. Brown Incorporated. . . . . . . . . . . . . . . . . . . . . .1,060,000
A.G. Edwards & Sons, Inc.. . . . . . . . . . . . . . . . . . . . . . .1,060,000
Legg Mason Wood Walker, Incorporated . . . . . . . . . . . . . . . . .1,060,000
McDonald & Company Securities, Inc.. . . . . . . . . . . . . . . . . .1,060,000
Morgan Stanley & Co. Incorporated. . . . . . . . . . . . . . . . . . .1,060,000
Donaldson, Lufkin & Jenrette Securities Corporation. . . . . . . . . . . 80,000
EVEREN Securities, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . 80,000
PaineWebber Incorporated . . . . . . . . . . . . . . . . . . . . . . . . 80,000
Prudential Securities Incorporated . . . . . . . . . . . . . . . . . . . 80,000
Salomon Brothers Inc . . . . . . . . . . . . . . . . . . . . . . . . . . 80,000
Smith Barney Inc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 80,000
UBS Securities LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . 80,000
City Securities Corporation. . . . . . . . . . . . . . . . . . . . . . . 40,000
Dain Bosworth Incorporated . . . . . . . . . . . . . . . . . . . . . . . 40,000
Friedman, Billings, Ramsey & Co., Inc. . . . . . . . . . . . . . . . . . 40,000
Gruntal & Co., L.L.C.. . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Edward D. Jones & Co., L.P.. . . . . . . . . . . . . . . . . . . . . . . 40,000
NatCity Investments, Inc.. . . . . . . . . . . . . . . . . . . . . . . . 40,000
David A. Noyes & Company . . . . . . . . . . . . . . . . . . . . . . . . 40,000
The Ohio Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Ormes Capital Markets, Inc.. . . . . . . . . . . . . . . . . . . . . . . 40,000
Rauscher Pierce Refsnes, Inc.. . . . . . . . . . . . . . . . . . . . . . 40,000
Raymond James & Associates, Inc. . . . . . . . . . . . . . . . . . . . . 40,000
Roney & Co., LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Stifel, Nicolaus & Company, Incorporated . . . . . . . . . . . . . . . . 40,000
Sutro & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Traub and Company, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Utendahl Capital Partners, L.P.. . . . . . . . . . . . . . . . . . . . . 40,000
Wheat, First Securities, Inc.. . . . . . . . . . . . . . . . . . . . . . 40,000
                                                                      ---------
     TOTAL                                                            7,600,000
                                                                      =========

                                       2

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          The U.S. Underwritten Securities shall have the following terms:


Title of Securities:                    Common Stock
Number of Shares:                       7,600,000
Public offering price per share:        $21.4375
Purchase price per share:               $20.3375
Number of Option Shares:                1,140,000
Additional co-managers:                 BT Alex. Brown Incorporated, A.G.
                                        Edwards & Sons, Inc., Legg Mason Wood
                                        Walker, Incorporated, McDonald & Company
                                        Securities, Inc. and Morgan Stanley &
                                        Co. Incorporated
Closing Time, date and location:        September 15, 1997, 10:00 a.m., New York
                                        City Time, Rogers & Wells, 200 Park
                                        Avenue, New York, New York 10166


          All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities -- U.S. Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this U.S. Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please accept this offer no later than 6:30 o'clock P.M. (New York City time) on September 9, 1997 by signing a copy of this U.S. Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,


                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED
                         BT ALEX. BROWN INCORPORATED
                         A.G. EDWARDS & SONS, INC.
                         LEGG MASON WOOD WALKER, INCORPORATED
                         McDONALD & COMPANY SECURITIES, INC.
                         MORGAN STANLEY & CO. INCORPORATED


                         BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED


                         BY:  /s/ Martin J. Cicco
                              ---------------------------------------
                              For themselves and as Representatives
                              of the named Underwriters

                              Name: Martin J. Cicco
                              Title: Managing Director


CONFIRMED AND ACCEPTED:
as of the date first above written


DUKE REALTY INVESTMENTS, INC.


BY:  /s/ Darell E. Zink, Jr.
     ------------------------------------
     Name: Darell E. Zink, Jr.
     Title: Executive Vice President
          and Chief Financial Officer